CII

BlackRock Enhanced Capital and Income Fund, Inc.

Cusip: 09256A109

Ticker: CII

Record Date	June 15, 2012
Pay Date	June 29, 2012

Distribution Amount per share	$0.360000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.042911	12%	$0.241830	22%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.317089	88%	$0.838170	78%

Total (per common share)	$0.360000	100%	$1.080000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2012				1.32%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2012				10.52%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2012				4.23%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2012				5.26%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Funds Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

CII

BlackRock Enhanced Capital and Income Fund, Inc.

Cusip: 09256A109

Ticker: CII

Record Date	September 14, 2012
Pay Date	September 28, 2012

Distribution Amount per share	$0.300000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.073297	24%	$0.315128	23%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.226703	76%	$1.064872	77%

Total (per common share)	$0.300000	100%	$1.380000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on August 31, 2012				3.41%

Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2012				8.40%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2012				11.76%

Cumulative fiscal year distributions as a percentage of NAV as of August 31, 2012				7.56%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Funds Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257